Exhibit 10.38

                                                                  EXECUTION COPY

     AMENDMENT NO. 2 dated as of May 25, 2001 (this "Amendment No. 2") to the Credit Agreement referred to below, among ALLMERICA FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and each of the LENDERS that is a signatory hereto.

                              W I T N E S S E T H:

     WHEREAS, the Company, the Lenders and The Chase Manhattan Bank, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of May 29, 1998 (as amended by the Amendment and Restatement dated as of May 28, 1999 and Amendment No. 1 dated as of May 26, 2000 and as in effect on the date hereof, the "Credit Agreement").

     WHEREAS, the aggregate Commitments under the Credit Agreement will be increased to $215,000,000 and the lenders listed under the caption "New Lenders" on the signature pages hereto (collectively, the "New Lenders") wish to become parties to the Credit Agreement as Lenders having the respective Commitments set forth opposite their names on Schedule I attached to this Amendment No. 2, effective as of the date hereof, and in that connection the parties hereto desire to amend the Credit Agreement in certain respects.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement but not herein have the meanings given them in the Credit Agreement.

     Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth below, effective as of the date hereof the Credit Agreement shall be amended as follows:

     2.01. General. References in the Credit Agreement to "this Agreement" or words of similar import (including indirect references to the Credit Agreement) shall be deemed to be references to the Credit Agreement as amended hereby.

     2.02. Definitions. (a) The definition of "Applicable Margin" in Section
1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

     "Applicable Margin" shall mean (i) with respect to Eurodollar Loans that have not been converted to Term Loans pursuant to Section 2.10 hereof, 0.22% per annum and (ii) with respect to Eurodollar Loans that have been converted to Term Loans pursuant to Section 2.10 hereof, the applicable rate per annum set forth below under the caption "Applicable Margin" based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                                       2

                     Index Debt                  Applicable
Category              Ratings                      Margin
   1      greater than or equal to A2 / A            0.30%
   2                   A3 / A-                       0.35%
   3     less than or equal to Baa1 / BBB +          0.50%


     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     (b) The definition of "Commitment Termination Date" in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

     "Commitment Termination Date" shall mean May 24, 2002, as such date may be extended pursuant to Section 2.09 hereof.

     (c) The definition of "Loans" in Section 1.01 of the Credit Agreement shall be amended by deleting the words "Section 2.01" and replacing them with the words "Sections 2.01 and 2.10".


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                                       3


     (d) The following new definitions shall be added to Section 1.01 of the Credit Agreement in their proper respective alphabetical locations:

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Term Loan" has the meaning set forth in Section 2.10 hereof.

     2.03. Fees. Section 2.04 of the Credit Agreement shall be amended in its entirety to read as follows (and the Table of Contents shall be amended accordingly):

     "2.04. Fees.

     (a) Facility Fee. The Company agrees to pay to the Administrative Agent for account of each Lender a facility fee on the amount of such Lender's Commitment (whether or not utilized) for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Loan Fee Percentage; provided that, if such Lender continues to have Loans outstanding after the termination of its Commitment (including, without limitation, as a result of the conversion of Loans pursuant to Section 2.10 hereof), then such facility fee shall continue to accrue on the aggregate daily amount of such Lender's Loans from and including the date its Commitment terminates to but excluding the date such Loans are paid in full. Accrued facility fees shall be payable on each Quarterly Date in arrears and on (i) if no conversion of Loans is effected pursuant to Section 2.10 hereof, the earlier of the date the Commitments are terminated and the Commitment Termination Date or (ii) if such conversion is effected, the maturity date of the Term Loans as specified in Section 2.10 hereof.

     (b) Utilization Fee. The Company agrees to pay to the Administrative Agent for account of each Lender a utilization fee, for each day that the aggregate principal amount of the Loans (including the Term Loans) shall exceed 50% of the aggregate Commitments (or at any time following the conversion of Loans to Term Loans pursuant to Section 2.10 hereof or the termination of the Commitments for any other reason, the aggregate Commitments in effect immediately prior to such conversion or termination, as the case may be), at a rate per annum equal to 0.05% of the aggregate outstanding principal amount of such Lender's Loans for such day. Accrued utilization fees (if any) shall be payable on each date facility fees are payable."


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                                       4


     2.04. Conversion to Term Loans. The following new Section 2.10 shall be inserted immediately after Section 2.09 of the Credit Agreement:

     "2.10. Conversion to Term Loans. Notwithstanding anything to the contrary contained in Section 3.01 hereof, the Company may, by notice to the Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the Commitment Termination Date, convert all Loans made to the Company that are outstanding on the Commitment Termination Date into term loans (such converted loans, "Term Loans") having a maturity date which is the first anniversary of the Commitment Termination Date; provided that, both on the date of such notice and on the Commitment Termination Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Company set forth in Section 7 hereof shall be true and complete with the same force and effect as if made on and as of the date of such conversion (or, if any such representation or warranty is stated to relate solely to a specific date, as of such specific date); and provided, further, that after giving effect to such conversion the Lenders shall have no further obligation to make any additional Loans. Each Term Loan shall bear interest, until the payment in full thereof, at the rates that Loans of the same Type bear pursuant to this Agreement and shall otherwise constitute a Loan for all purposes of this Agreement. The Company hereby promises to pay to the Administrative Agent for account of the Lenders, on such maturity date (or, if such maturity date does not fall on a Business Day, the next preceding Business Day), the unpaid principal amount of all outstanding Term Loans."

     2.05. Pro Rata Treatment. Section 4.02 of the Credit Agreement shall be amended by deleting the words "loan fees" in the third line thereof and replacing them with the words "facility fees and utilization fees".

     2.06. Computations. Section 4.03 of the Credit Agreement shall be amended by deleting the words "and loan fees" in the first line thereof and replacing them with the words: ", facility fees and utilization fees".

     2.07. Financial Condition.

     (a) Section 7.02(a) of the Credit Agreement shall be amended by deleting the year "1997" in the first and last sentences thereof and replacing it with the year "2000" in each case.

     (b) Section 7.02(b) of the Credit Agreement shall be amended by deleting the year "1997" in the third and sixth lines thereof and replacing it with the year "2000" in each case.

     2.08. Use of Proceeds. Section 8.09 of the Credit Agreement shall be amended by inserting the words "or its subsidiaries" immediately after the word "Company" in the second line thereof.


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                                       5

     2.09. Events of Default. Section 9(a) of the Credit Agreement shall be amended by deleting the words "loan fee" in the third line thereof and replacing them with the words "facility fee or utilization fee".

     2.10. Assignments and Participations.

     (a) Section 11.06(b)(ii) of the Credit Agreement shall be amended by inserting the word "(a)," immediately after the word "clause" in the second line thereof.

     (b) The following new paragraph shall be inserted in Section 11.06(b) of the Credit Agreement immediately after the last paragraph thereof:

     "Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to Section 2.01 hereof, provided that
(i) nothing herein shall constitute a commitment by any SPV to make any Loan,
(ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Company may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Company hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis in accordance with
Section 11.13(b) hereof, confidential information with respect to the Company and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be


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                                       6

amended without the consent of any SPV at the time holding Loans under this Agreement."

     2.11. Schedule of Commitments. Schedule I to the Credit Agreement shall be amended by being deleted and replaced in its entirety by Schedule I to this Amendment No. 2, and references in the Credit Agreement to "Schedule I hereto" or words of similar import (including indirect references to Schedule I to the Credit Agreement) shall be deemed to be references to Schedule I to this Amendment No. 2.

     Section 3. Representations and Warranties. The Company hereby represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Amendment No. 2, (a) the representations and warranties set forth in Section 7 of the Credit Agreement (as amended hereby) are true and correct as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default shall have occurred and be continuing.

     Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof upon receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and, to the extent specified below, to each Lender) in form and substance:

     (a) Amendment No. 2. This Amendment No. 2, duly executed and delivered by the Company, the Lenders (including the New Lenders, which on and after the effective date of this Amendment No. 2 will be party to the Credit Agreement as amended hereby as a "Lender" and shall have all of the rights, and be subject to all of the obligations, of a Lender under the Credit Agreement as amended hereby) and the Administrative Agent.

     (b) Payments. Evidence of payment (or arrangements for payment) in full of all unpaid fees under the Credit Agreement, which shall have accrued to but not including the Commitment Termination Date as in effect immediately prior to the effectiveness of this Amendment No. 2.

     (c) Other Documents. Such other documents as the Administrative Agent, any Lender or special New York counsel to Chase may reasonably request.

     Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or special New York counsel to Chase. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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                                       7

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                         COMPANY

                                         ALLMERICA FINANCIAL CORPORATION

                                         By /s/ Mark C. McGivney
                                           ---------------------
                                         Name:  Mark C. McGivney
                                         Title: Vice President and Treasurer

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                                       8

                                          LENDERS


                                          THE CHASE MANHATTAN BANK


                                          By /s/ Marybeth Mullen
                                            --------------------
                                          Name:  Marybeth Mullen
                                          Title: Vice President


                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                           CAYMAN ISLANDS BRANCH


                                          By /s/ John S. McGill
                                            -------------------
                                          Name:  John S. McGill
                                          Title: Director

                                          By /s/ Ruth Leung
                                            ---------------
                                          Name:  Ruth Leung
                                          Title: Director



                                          BANK ONE, NA (MAIN OFFICE CHICAGO)


                                          By /s/ Thomas A. Kiepura
                                            ----------------------
                                          Name:  Thomas A Kiepura
                                          Title: Assistant Vice President


                                          CREDIT SUISSE FIRST BOSTON


                                          By /s/ Jay Chall
                                            --------------
                                          Name:  Jay Chall
                                          Title: Director

                                          By /s/ Bill O'Daly
                                            ----------------
                                          Name:  Bill O'Daly
                                          Title: Vice President

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                                       9

                                          FLEET NATIONAL BANK


                                          By/s/ Anita M. Presmarita
                                            -----------------------
                                          Name:  Anita M. Presmarita
                                          Title: Vice President



                                          THE BANK OF NEW YORK


                                          By /s/ Gary Overton
                                            -----------------
                                          Name:  Gary Overton
                                          Title: Vice President



                                          NEW LENDERS


                                          STATE STREET BANK AND TRUST
                                           COMPANY


                                          By /s/ Edward M. Anderson
                                            -----------------------
                                          Name:  Edward M. Anderson
                                          Title: Vice President



                                          BANK OF AMERICA, N.A.


                                          By /s/ Mehul D. Mehta
                                            -------------------
                                          Name:  Mehul D. Mehta
                                          Title: Vice President


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                                       10


                                                                      SCHEDULE I


                                   Commitments


The Chase Manhattan Bank                                           $30,000,000
Deutsche Bank AG, New York and/or Cayman Islands Branch            $40,000,000
BANK ONE, NA (Main Office Chicago)                                 $30,000,000
Credit Suisse First Boston                                         $30,000,000
Fleet National Bank                                                $30,000,000
State Street Bank and Trust Company                                $25,000,000
Bank of America, N.A.                                              $15,000,000
The Bank of New York                                               $15,000,000
                                                                  ------------
                                                                  $215,000,000